interCLICK, Inc. Reports Record 2009 First Quarter Results

•	Revenues of $8.4 Million Increase 136%
•	EBITDA of $0.9 Million Improves $2.6 Million
•	Gross Margin of 47.3% Improves 950 Basis Points Sequentially
•	Achieves First Quarter of GAAP Profitability

NEW YORK--May 14, 2009--(BUSINESS WIRE)--interCLICK, Inc. (the "Company") (OTCBB: ICLK), a leading behavioral targeting company, announced today record first quarter results for the period ended March 31, 2009. First quarter 2009 revenues of $8.4 million rose 136% from pro forma 2008 first quarter revenues of $3.6 million. Revenues exceeded the Company's previously announced guidance of at least $7.0 million. Net income of $0.03 million in the 2009 first quarter marks the first profitable quarter for the Company.  This compares to a pro forma loss from continuing operations of ($3.0) million in the 2008 first quarter and a loss of ($0.7) million in the 2008 fourth quarter.

interCLICK’s record revenues were a function of advertisers shifting a larger share of their budgets to value driven solutions and away from “premium” inventory.  This flight to value among advertisers is shared across the range of vertical markets.  Against this backdrop, the Company now has 10 verticals each representing a minimum of 5% of total revenues. The 2009 first quarter is seasonally the slowest period for advertisers.

Gross profit of $4.0 million grew 366% from pro forma 2008 first quarter gross profit of $0.9 million while expanding 24% from 2008 fourth quarter gross profit of $3.2 million.  Gross margin of 47.3% was the highest in the Company’s history.  This compared with pro forma gross margin of 24% in the year-earlier period and 37.8% in the prior quarter, a sequential increase of 950 basis points.  Gross margin gains were attributable to supply chain management improvements and efficiencies generated through the Company’s advanced proprietary technology platform.

The Company reported its second consecutive quarter of positive EBITDA and free cash flow due to operating leverage as revenue gains surpassed expense growth.  EBITDA for the 2009 first quarter was $0.9 million, or 10.9% of revenues, versus 2008 fourth quarter EBITDA of $0.2 million, or 1.9% of revenues, and pro forma 2008 first quarter EBITDA loss of ($1.7) million, or -47.4% of revenues.  Free cash flow for the 2009 first quarter was $0.9 million, or 10.7% of revenues, versus 2008 fourth quarter free cash flow of $0.1 million, or 1.5% of revenues, and pro forma 2008 first quarter free cash outflow of ($1.8) million, or -51.0% of revenues.

The Company's 2009 first quarter operating income was $0.2 million, or 2.6% of revenues, including $0.7 million, or 8.3% of revenues, in non-cash items such as stock-based compensation, intangible amortization and depreciation. This compares with a 2008 fourth quarter operating loss of ($0.5) million, or -6.4% of revenues, including $0.7 million, or 8.3% of revenues in non-cash items. In the 2008 first quarter, the pro forma operating loss was ($2.3) million, or -65.2% of revenues, including $0.6 million, or 17.9% of revenues in non-cash items.

Subsequent to the end of the 2009 first quarter, the Company increased its revolving credit facility from $4.5 million to $5.5 million, an important development supporting future growth.

"We are pleased that in a seasonally slower period for the advertising industry and a challenging economic environment, interCLICK was able to continue to deliver strong financial results to our shareholders," said Michael Mathews, interCLICK's Chief Executive Officer. "Our dedication to continued technology and process innovation has enabled us to deliver meaningful ROI for our advertisers translating into increased revenues and margin.”

Business Outlook:

interCLICK expects 2009 second quarter revenues to exceed $9.5 million and gross margin to be at least 47%.  For 2009, the Company is affirming its expectation of 60% year-over-year revenue growth, resulting in full-year revenues forecast to exceed $36 million. interCLICK is currently growing at a rate that would exceed that level. Gross margin is expected to be comparable to or exceed the level of the second quarter.

Conference Call:

The Company will hold a conference call at 4:30 p.m. eastern time today to discuss the results. Interested parties should dial (877) 795-3647 (domestically) or (719) 325-4761 (internationally) and use conference ID 3432330. There will be a replay of the call available for 30 days. To access the replay, interested parties should dial (888) 203-1112 (domestically) or (719) 457-0820 (internationally) and use conference ID 3432330.

NON-GAAP Financial Measures

The Company uses non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison.  Company management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations.  The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.  The Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management.

EBITDA.  As is common in the industry, the Company uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash items. (e.g. depreciation, amortization & stock-based compensation expense).  The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows.  In managing its current and future affairs, the Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide.  Since an outside investor may base its evaluation of the Company's performance on the Company's net loss not its cash flows, there is a limitation to the EBITDA measurement.  EBITDA is not, and should not be considered, an alternative to net loss, loss from operations or any other measure for determining operating performance of liquidity, as determined under GAAP.  The most directly comparable GAAP reference in the Company's case is the removal of interest, depreciation, amortization, taxes and other non-cash expenses.

Pro Forma Information.  Pro forma information is used for the first quarter of 2008 revenues in order to back out the revenues of a subsidiary the Company sold in June 2008 so that investors can evaluate and compare interCLICK’s continuing operations.

Free Cash Flow.  Free cash flow information is used for the first quarter of 2009.  Free cash flow measures the cash flow provided by operating activities less capital expenditures.  Management believes that free cash flow provides meaningful information about the Company’s liquidity and future cash availability to fund its operations.  A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that the free cash flow does not represent the total increase or decreases in the cash balance from operations for the period because it excludes cash used for capital expenditures for the period.

To comply with Regulation G of the Securities and Exchange Commission, interCLICK, Inc. attaches to this press release and will post to the Company's investor relations website (www.interclick.com) any reconciliations of certain non-GAAP measures to the nearest comparable GAAP measures that are presented in this press release.

About interCLICK

interCLICK, Inc. operates the interCLICK Network, an online advertising platform that combines advanced behavioral targeting with complete data and inventory transparency, allowing advertisers to identify and track their desired audience on an unprecedented level.  interCLICK offers advanced proprietary demographic, behavioral, contextual, geographic and retargeting technologies across a network of name brand publishers to ensure the right message is delivered to a precise audience in a brand friendly environment. For more information about the interCLICK Network, visit http://www.interclick.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) including 2009 growth, revenue for the second quarter and year of 2009 and gross margin for the second quarter and year of 2009. Additionally, words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include the impact of intense competition, the continuation or worsening of current  economic conditions and the condition of the domestic and global  credit and capital markets.  Further information on interCLICK’s risk factors is contained in its filings with the Securities and Exchange Commission, including the Form 10-K filed on March 31, 2009. interCLICK does not undertake any duty nor does it intend to update the results of these forward-looking statements.

Contact:

interCLICK, Inc.

CEO Michael Mathews 646-558-1224

Or

CEOcast, Inc. for interCLICK

Dan Schustack, 212-732-4300

interCLICK, Inc.
(formerly Customer Acquisition Network Holdings, Inc.)
Quarterly Consolidated Statements of Operations: 4Q07 to 1Q09

	For the Three	For the Three	For the Three	For the Three	For the Three	For the Three
	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended
	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007

Revenues	$8,423,291	$8,460,030	$5,756,707	$4,673,629	$3,561,967	$5,484,777
Cost of revenue	4,440,598	5,259,870	3,964,388	3,412,541	2,707,537	4,231,805
Gross profit	3,982,693	3,200,160	1,792,319	1,261,088	854,430	1,252,972

Operating expenses:
Sales and marketing	2,042,306	1,332,126	1,282,205	1,445,894	824,746	964,000
General and administrative	903,662	1,241,981	923,456	914,953	1,254,923	592,001
Stock-based compensation	576,570	524,160	439,768	503,090	474,173	910,856
Technology support	332,049	296,403	256,370	231,371	277,038	748,968
Merger, acquisition, and divestiture costs	65,379	82,627	57,415	274,903	237,160	-
Amortization of intangible assets	49,760	104,570	104,571	104,630	104,738	210,968
Bad debt expense	(207,767)	162,501	150,000	90,000	4,800	116,055
Total operating expenses	3,761,959	3,744,368	3,213,785	3,564,841	3,177,578	3,542,848

Operating income/(loss) from continuing operations	220,734	(544,208)	(1,421,466)	(2,303,753)	(2,323,148)	(2,289,876)

Other income (expense):
Interest income	12	2,192	8,140	3,329	3,433	12,732
Loss on settlement of debt	-	-	-	(20,121)	-	-
Loss on sale of available-for-sale securities	-	-	(116,454)	-	-	-
Loss on disposal of fixed assets	-	1,750	(15,385)	-	-	-
Loss on change in warrant derivative liability	(72,767)	-	-	-	-	-
Interest expense	(113,592)	(103,413)	(189,382)	(534,887)	(698,616)	(276,017)
Total other income (expense)	(186,347)	(99,471)	(313,081)	(551,679)	(695,183)	(263,285)

Income/(loss) from continuing operations before income taxes	34,387	(643,679)	(1,734,547)	(2,855,432)	(3,018,331)	(2,553,161)

Income tax benefit		1,687,305				257,981

Equity in investee's loss, net of taxes	-	-	(404,103)	(249,128)	-	-

Income/(loss) from continuing operations	34,387	1,043,626	(2,138,650)	(3,104,560)	(3,018,331)	(2,295,180)

Discontinued operations:
Loss from discontinued operations, net of tax	-	752,292	(1,053,059)	(218,187)	(716,986)	-
Loss on sale of discontinued operations, net of tax	(1,220)	(2,448,147)	(498,554)	(624,981)	-	-
Net loss from discontinued operations	(1,220)	(1,695,855)	(1,551,613)	(843,168)	(716,986)	-

Net income/(loss)	33,167	(652,229)	(3,690,263)	(3,947,728)	(3,735,317)	(2,295,180)

Other comprehensive loss:
Loss on sale of available-for-sale securities	-	-	(197,704)	-	-	-
Net loss from discontinued operations	-	-	(197,704)	-	-	-

Comprehensive income/(loss)	$33,167	$(652,229)	$(3,887,967)	$(3,947,728)	$(3,735,317)	$(2,295,180)

Loss per share from continuing operations - basic and diluted	$0.00	$0.03	$(0.06)	$(0.08)	$(0.08)	$(0.08)
Loss per share from discontinued operations - basic and diluted	$-	$(0.04)	$(0.04)	$(0.02)	$(0.02)	$-
Net loss per share - basic and diluted	$0.00	$(0.02)	$(0.10)	$(0.11)	$(0.10)	$(0.08)

Weighted average shares outstanding - basic and diluted	37,845,167	37,845,167	37,808,210	36,940,689	35,946,334	28,025,035

Reconciliation of non-GAAP results of operations measures to nearest comparable GAAP measures.

Operating income/(loss) from continuing operations	220,734	(544,208)	(1,421,466)	(2,303,753)	(2,323,148)	(2,289,876)

Stock-based compensation	576,570	524,160	439,768	503,090	474,173	910,856
Amortization of intangible assets	49,760	104,570	104,571	104,630	104,738	210,968
Depreciation	72,386	72,817	66,448	49,477	56,747	44,896

EBITDA	919,450	157,339	(810,679)	(1,646,556)	(1,687,490)	(1,123,156)

Capital expenditures	(19,263)	(34,458)	(151,398)	(42,589)	(128,561)	(403,524)

Free Cash Flow	900,187	122,881	(962,077)	(1,689,145)	(1,816,051)	(1,526,680)

interCLICK, Inc.
(formerly Customer Acquisition Network Holdings, Inc.)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
Consolidated Balance Sheet: 3Q07 to 1Q09	2009	2008	2008	2008	2008	2007	2007

Assets

Current assets:
Cash and cash equivalents	$191,002	$183,871	$611,189	$448,024	$1,142,369	$3,675,483	$2,029,093
Accounts receivable, gross	8,651,433	7,545,311	5,049,037	3,625,713	2,549,594	3,540,302	1,614,419
Allowance for doubtful accounts	(216,532)	(425,000)	(345,208)	(201,248)	(150,000)	(150,000)	(60,372)
Accounts receivable, net of allowance	8,434,901	7,120,311	4,703,829	3,424,465	2,399,594	3,390,302	1,554,047
Note receivable	-	-	-	1,000,000	-	-	-
Due from factor	798,424	637,705	-	-	-	-	-
Prepaid expenses and other current assets	186,851	94,164	205,796	43,291	78,329	55,750	89,111
Total current assets	9,611,178	8,036,051	5,520,814	4,915,780	3,620,292	7,121,535	3,672,251

Property and equipment, net	543,790	596,913	633,523	570,799	583,845	512,031	114,021
Intangible assets, net	560,353	610,113	714,683	819,254	923,883	1,028,621	1,298,906
Goodwill	7,909,571	7,909,571	7,909,571	7,909,571	7,909,571	7,909,571	7,208,566
Investment in OPMG	1,650,000	1,650,000	1,694,000	3,500,872	-	-	-
Deferred deferred debt issue costs, gross	40,000	40,000	-	-	91,437	91,437	-
Accumulated amortization	(21,111)	(6,667)	-	-	(60,959)	(13,932)	-
Deferred debt issue costs, net	18,889	33,333	-	-	30,478	77,505	-
Deferred acquisition costs	-	-	-	-	-	129,333	243,582
Other assets	191,664	191,664	211,943	105,602	66,937	66,937	66,212
Assets held for sale - discontinued operations	-	-	-	-	8,302,381	-	-

Total assets	$20,485,445	$19,027,645	$16,684,534	$17,821,878	$21,437,387	$16,845,533	$12,603,538

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$5,123,171	$5,288,807	$3,937,095	$2,711,468	$2,434,127	$2,499,604	$1,588,528
Line of credit	3,992,119	3,188,425	-	-	-	-	-
Senior secured notes payable, net of debt discount	-	-	-	1,652,754	4,549,164	3,872,916	-
Note Payable, current portion	400,000	400,000	1,300,000	-	-	-	-
Settlement payable	-	248,780	1,090,230	-	-	-	-
Accrued expenses	599,915	310,685	610,390	1,602,154	1,137,981	1,046,719	622,073
Warrant derivative liability	492,781	-	-	-	-	-	-
Deferred Revenue	95,098	9,972	100,935	83	-	-	-
Accrued interest expense	22,866	16,948	1,068	121,964	101,470	36,173	-
Capital lease obligation, current portion	9,959	10,615	10,319	10,319	9,290	9,290	-
Deferred rent, current portion	2,605	-	-	-	-	-	-
Total current liabilities	10,738,514	9,474,232	7,050,037	6,098,742	8,232,032	7,464,702	2,210,601

Deferred rent	79,033	-	-	-	-	-	-
Capital lease obligation	6,953	82,191	10,286	14,474	17,791	19,317	-
Deferred tax liability	-	-	-	-	-	-	519,563
Liabilities held for sale - discontinued operations	-	-	-	-	768,631	-	-
Total liabilities	10,824,500	9,556,423	7,060,323	6,113,216	9,018,454	7,484,019	2,730,164

Stockholders’ equity (deficit)
Common Stock, $0.001 par value	37,846	37,846	37,846	37,646	36,180	34,980	34,313
Additional paid-in capital	23,601,690	24,889,586	24,390,346	22,737,949	19,450,713	12,737,982	10,776,848
Accumulated other comprehensive loss	(197,704)	(197,704)	(197,704)	-	-	-	-
Deferred equity-based expense	-	-	-	(150,919)	(99,676)	(178,481)	-
Accumulated deficit	(13,780,887)	(15,258,506)	(14,606,277)	(10,916,014)	(6,968,284)	(3,232,967)	(937,787)
Total stockholders’ equity	9,660,945	9,471,222	9,624,211	11,708,662	12,418,933	9,361,514	9,873,374

Total liabilities and stockholders’ equity	$20,485,445	$19,027,645	$16,684,534	$17,821,878	$21,437,387	$16,845,533	$12,603,538

interCLICK, Inc. (formerly Customer Acquisition Network Holdings, Inc.) Consolidated Statement of Cash Flows: 4Q07 to 1Q09	For the Three Months Ended Mar. 31, 2009	For the Year Ended Dec. 31, 2008	For the Nine Months Ended Sep. 30, 2008	For the Six Months Ended Jun. 30, 2008	For the Three Months Ended Mar. 31, 2008	For the period from June 14, 2007 (Inception) to Dec. 31, 2007

Cash flows from operating activities:
Net income (loss)	$33,167	$(11,856,468)	$(11,373,310)	$(7,683,047)	$(3,735,317)	$(3,232,967)
Add back loss from discontinued operations	1,220	3,120,317	3,111,767	1,560,154	716,986	-
Loss from continuing operations	34,387	(8,736,151)	(8,261,543)	(6,122,893)	(3,018,331)	(3,232,967)
Adjustments to reconcile loss from continuing
operations to net cash used in operating activities:
Stock-based compensation	576,570	2,695,528	2,196,288	919,691	408,766	954,167
Change in fair value of warrant derivative liability	72,767	-	-	-	-	-
Amortization of debt discount	-	1,239,061	1,239,061	1,118,242	676,248	225,416
Equity method pick up from investment	-	653,231	653,231	249,128	-	-
Amortization of intangible assets	49,760	418,508	313,938	209,367	104,738	301,379
Provision for bad debts	(207,767)	414,737	252,236	102,236	4,800	116,055
Depreciation	72,386	245,489	172,671	106,223	53,461	44,896
Common stock issued for services	-	189,000	189,000	63,000	-
Amortization of deferred equity based expense	-	178,481	178,481	153,562	65,408
Loss on sale of marketable securities	-	116,454	116,454	-	-	-
Write off of deferred acquisition costs	-	96,954	96,954	96,954	96,954	-
Amortization of debt issue costs	14,444	44,172	77,505	77,505	47,027	13,932
Loss on settlement of debt	-	20,121	20,121	20,121	-
Loss on disposal of property and equipment	-	13,635	15,385	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	(1,106,823)	(4,177,595)	(1,565,763)	(136,399)	985,908	(1,785,866)
Prepaid expenses and other current assets	(92,687)	(38,414)	(150,046)	12,459	(22,579)	(55,750)
Other assets	-	(124,727)	(145,006)	(38,665)	-	(31,064)
Accounts payable	(165,636)	2,720,506	1,492,102	211,864	(65,477)	955,235
Accrued expenses	289,230	(775,433)	(436,329)	53,989	(188,441)	219,163
Accrued interest	5,918	(19,225)	(35,105)	85,791	65,297	36,173
Deferred rent	8,942	-	-	-	-	-
Deferred revenue	85,126	109,153	100,935	83	-
Net cash used in operating activities	(363,383)	(4,716,515)	(3,479,430)	(2,817,742)	(786,221)	(2,239,231)

Cash flows from investing activities:
Purchases of property & equipment	(19,263)	(357,006)	(322,548)	(177,991)	(138,275)	(464,371)
Proceeds from sales of property & equipment	-	13,000	13,000	13,000	13,000	-
Acquisition of business, net of cash acquired	-	-	-	-	-	(5,120,540)
Proceeds from sales of marketable securities	-	1,078,000	1,034,000	-	-	-
Deferred acquisition costs	-	(10,619)	(10,619)	(10,619)	(10,619)	(129,333)
Net cash provided by investing activities	(19,263)	723,375	713,833	(175,610)	(135,894)	(5,714,244)

Cash flows from financing activities:
Proceeds from issuance of notes payable	-	1,300,000	1,300,000	-	-	4,450,000
Principal payments on notes payable	-	(5,423,573)	(4,523,573)	(2,750,000)	-	-
Proceeds from common stock and warrants issued for cash	-	2,912,500	2,912,500	2,536,500	475,000	6,998,547
Proceeds from line of credit, net	642,975	2,550,720	-	-	-	-
Debt issue costs	-	-	-	-	-	(91,438)
Proceeds from convertible promissory notes	-	-	-	-	-	250,000
Proceeds from issuance of common stock to founders	-	-	-	-	-	16,600
Proceeds from exercise of warrants	-	-	-	-	-	6,000
Principal payments on capital leases	(3,198)	(8,497)	(8,002)	(3,814)	(1,526)	(751)
Net cash provided by financing activities	639,777	1,331,150	(319,075)	(217,314)	473,474	11,628,958

Cash flows from discontinued operations:
Cash flows from operating activities	-	(2,685,674)	(2,685,674)	(1,410,872)	(435,553)	-
Cash flows from investing activities-acquisition	-	(1,885,624)	(1,885,624)	(1,605,921)	(1,648,920)	-
Cash flows from investing activities-divestiture	(250,000)	3,741,676	4,591,676	3,000,000	-	-
Net cash used in discontinued operations	(250,000)	(829,622)	20,378	(16,793)	(2,084,473)	-

Net (decrease) increase in cash and cash equivalents	7,131	(3,491,612)	(3,064,294)	(3,227,459)	(2,533,114)	3,675,483

Cash and cash equivalents at beginning of year	183,871	3,675,483	3,675,483	3,675,483	3,675,483

Cash and cash equivalents at end of year	$191,002	$183,871	$611,189	$448,024	$1,142,369	$3,675,483